PROMISSORY NOTE AND SECURITY AGREEMENT

                                 March 10, 2000

     This Promissory Note and Security Agreement ("Note") is made and given effect as of March 10, 2000, BY Jon S. Saltzman, an individual having an address at 435 Dreshertown Road, Forth Washington, Pennsylvania, hereinafter referred to as "Borrower", IN FAVOR OF, Penn-America Insurance Company, a Pennsylvania corporation, with offices located at 420 S. York Road, Hatboro, Pennsylvania, hereinafter referred to as "Lender". The word "Lender" means the original Lender and anyone else who takes this Note by transfer.

1. Sole Purpose of the Loan. This credit evidenced hereby is given by the Lender pursuant to Section 1502 of the Pennsylvania Corporation Law and the Unanimous Consent of the Directors of the Lender, dated January 1, 2000. Any funds provided under this Note may solely be used by Borrower to purchase $.001 par value common stock of the Lender (the "Common Stock"), including brokerage commissions and transaction costs. Such funds will be provided by Lender to Borrower by way of Borrower's authorized broker, Gruntal & Company, who will relay Borrower's request for funds from Lender and who will then receive said funds from Lender and apply them towards the purchase of $.001 par value PNG common stock as directed by Borrower.

2. Borrower's Promise to Pay Principal and Interest. In return for the funds loaned by Lender to Borrower for the acquisition of PNG common stock, Borrower promises to pay $157,554.25 (the "Principal"), plus interest to the order of the Lender. Interest, at an annual rate of (6.21%) percent will be charged on that part of the Principal which has not been paid from the date of this Note until all Principal has been paid in full, with interest to be accrued semi-annually. See attached Addendum, incorporated herein by reference, for specifics of the transaction(s), which generated the principal due and owing herein.

3. Payments. Unless otherwise specifically set forth herein, Borrower will pay all principal, interest, costs and charges due and owing under this Note no later than March 10, 2005. All payments will be made to Lender at the address shown above or to such other address as Lender may notify Borrower of, in writing. Notwithstanding the foregoing, Borrower may instruct Lender to sell some or all of the Common Stock, which is the subject of this Promissory Note and Security Agreement. The proceeds from such sale will be used by Lender towards repayment of Borrower's loan and shall be applied by Lender to repay an amount equal to the cost basis for the shares of Common Stock sold, including commissions, costs and interest incurred. Such repayment shall be entered onto Lender's books within five (5) business days of the receipt of settlement proceeds by Lender. Further, notwithstanding the foregoing, all principal, interest, costs and charges due and owing under this Note shall be immediately due and payable upon the termination of the Borrower's employment relationship with the Lender for any reason whatsoever.

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4. Principal  Non-Recourse to Borrower.  Notwithstanding  anything  contained in this Promissory Note and Security Agreement to the contrary, the Lender's sole recourse with respect to the principal amounts due under this note in the event of default or other failure of the Borrower hereunder shall be to the Common Stock subject to the security agreement embodied herein, and the loans evidenced hereby shall in all events be non-recourse to the Borrower or any assets of the Borrower other than the Common Stock purchased hereby. Interest due under this Note, however, shall be fully recourse to the Borrower.

5. Early Payments. Borrower has the right to make payments at any time before they are due. These early payments will mean that this Note will be paid in less time.

6. Late Charge for Overdue Payments. If the Lender has not received any payment within fifteen (15) days after its due date, Borrower will pay the Lender a late charge of (4%) percent of the payment. This charge will be paid with the late payment.

7. Default. If Borrower fails to make any payment required by this Note within fifteen (15) days after its due date, or if Borrower fails to keep any other promises that Borrower makes in this Note, or if those promises made in the Security Agreement bearing even date herewith are not kept, Lender may declare that Borrower is in default on this Note and the Security Agreement. Upon default, Borrower must immediately pay the full amount of all unpaid principal, interest, other amounts due on this Note and the Security Agreement and the Lender's costs of collection and reasonable attorney fees.

8. Waivers. Borrower gives up its right to require that the Lender do the following: (a) to demand payment (called "presentment"); (b) to notify Borrower of nonpayment (called "notice of dishonor"); and (c) to obtain an official certified statement showing nonpayment (called a "protest"). The Lender may exercise any right under this Note or the Security Agreement or under any law, even if Lender has delayed in exercising that right or has agreed in an earlier instance not to exercise that right. Lender does not waive its right to declare that Borrower is in default by making payments or incurring expenses on Borrower's behalf.

9. Pledge of Collateral. In order to protect the Lender if the promises made in this Note are not kept, and as security for the Borrower's repayment of its obligations as set forth in this Note (the "Obligations"), the Borrower hereby grants to the Lender a security interest in and a lien on the Common Stock (the "Collateral") purchased in accordance with this Note and held by Lender in its safe at Penn-America Insurance Company, under the control of the Controller. The parties intend that this Note shall constitute a "security agreement" within the meaning and for purposes of, and as defined in the Pennsylvania Uniform Commercial Code, 13 PACSA Section 4101 et seq. (the "Code").

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
10. Escrow of Collateral.

          A. Simultaneously with the Borrower's execution of this Note, the Borrower shall execute and deliver to Lender any and all forms, instruments, certificates and other documents required by Lender that are sufficient for Lender to establish possession or control of the Common Stock to be purchased in order to perfect the Lender's lien on such Common Stock, together with such other reasonable terms and conditions to preserve the Collateral and to protect the rights of Lender in the Collateral.

          B. Lender shall hold the Collateral and the Assignment thereof in escrow in accordance with the following provisions:

          (1) If Borrower is in Default, Lender shall liquidate the Collateral.

          (2) When the Obligations have been paid in full or satisfied, the Lender shall release the Collateral to the order of the Borrower.

11. Rights Retained by the Borrower.

          A. Until the Lender exercises its rights under this Agreement to the Collateral, the Borrower shall retain any voting rights, rights to receive cash dividends, liquidating stock dividends and dividends paid in stock, new securities or other property which the Borrower is entitled to receive by virtue of such dividend, and all other rights associated with the Collateral, except those expressly limited in this Agreement.

          B. In addition, the Borrower shall, at all times until the Collateral is sold and title thereto is actually transferred, have the absolute right to redeem the Collateral upon payment to the Lender of the then outstanding balance of the Obligations.

12. Borrower's Default. If the Borrower defaults in the payment of its Obligations pursuant to this Note, upon the Lender's demand, the Borrower will execute any other assignment or document necessary or advisable to liquidate or assign the Collateral to the Lender, make payment pursuant to this Note, and to carry out the purposes of this Agreement.

13. Lender's Rights. The rights, powers and remedies given to the Lender by this Agreement are in addition to all rights, powers and remedies given to the Lender by statute or rule of law, unless otherwise limited in this Agreement. A forbearance or failure or a delay by the Lender in exercising any one or more of its rights, powers or remedies is not a waiver of any such right, power or remedy, and any exercise of a right, power or remedy does not preclude its further exercise. Until the Obligations of the Borrower are fully satisfied, the rights, powers and remedies of the Lender continue to exist and may be exercised by the Lender at any time not limited in this Agreement.

14. Further Assurances. The Borrower and the Lender hereby agree to execute and deliver in the future any and all assignments, agreements, instruments and/or documents as

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may  reasonably  be required  and as may be  necessary or expedient to effect or facilitate the transfer of the Collateral in order to effect the intents and purposes of this Agreement.

15. Miscellaneous.

          A. This Agreement applies to and shall inure to the benefit of the Lender's successors and assigns and binds the Borrower's heirs and assigns.

          B. This Agreement may not be modified except by a written agreement executed by both the Borrower and the Lender.

          C. This Agreement contains the entire agreement between the parties as to the subject matter set forth therein and supersedes any and all prior written or oral understandings or agreements with respect to the subject matter hereof.

          D. This Agreement may not be assigned by the Borrower. Lender may assign this Promissory Note and Security Agreement and shall provide written notification thereof to Borrower.

          E. Any and all notices and other correspondence required or permitted to be given hereunder shall be in writing and shall either be (i) personally delivered; (ii) transmitted by telefax and followed by sending same via United States first class mail; or (iii) sent by United States certified or registered mail, return receipt requested, with full postage prepaid, and addressed to the parties at their respective addresses herein set forth (or to such other address as the parties may from time to time designate by notice to the others given in the foregoing manner. All notices shall be deemed effective when given.

          F. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania unless preempted by Federal law, without regard to its principles of conflict of laws.

          G. In the event that any provision or part thereof set forth herein is held to be invalid by a court of competent jurisdiction, or otherwise conflicts with applicable law, such provision or part hereof shall be deemed to be deleted from this Agreement, and this Agreement shall be construed to give effect to the remaining provisions hereof.

          H. Captions in this Agreement are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose.

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     IN WITNESS  WHEREOF,  the parties  hereto have hereunto set their hands and seals the day and year first above written.




PENN-AMERICA INS. CO.                       Borrower:



By:  /s/ Rosemary Ferrero                    /s/ Jon S. Saltzman
   ------------------------------------     ------------------------------------


WITNESS:


/s/ Garland P Pezzuolo
-----------------------------




STATE OF PENNSYLVANIA     )
                          )ss.
COUNTY OF Montgomery      )

     BE IT REMEMBERED, that I hereby certify that on this 4th day of March, 2000, before me, the undersigned authority, personally appeared Jon S. Saltzman, who I am satisfied is the person mentioned in the within instrument, and he acknowledged that he signed, sealed and delivered the same as his voluntary act and deed.



/s/ Rosemary Ferrero
--------------------------------

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


STATE OF PENNSYLVANIA     )
                          )ss.
COUNTY OF Montgomery      )


     BE IT REMEMBERED, that on this 10th day of March, 2000, before me, the subscriber, a Notary Public of the State of Pennsylvania, personally appeared Rosemary R. Ferrero, to me known, who, being by me duly sworn upon her oath according to law, did depose and say that she is the Chief Financial Officer of Penn-America Insurance Company, the Lender in the within Pledge Agreement, and that in her capacity aforesaid she executed the within Pledge Agreement on behalf of the said corporation; she did duly acknowledge to me that she signed, sealed and delivered the same as her voluntary act and deed and as such officer of the said corporation; that the within instrument is the voluntary act and deed of the said corporation, by virtue of authority granted by its Board of Directors; that this person knows the proper seal of the corporation which was affixed to his Pledge Agreement.


Notary Public of Pennsylvania
                                                                 NOTARIAL SEAL

/s/ Stacey M. Manzo


My Commission Expires 12/9/02

                                    Addendum

This Addendum forms a part of the Promissory Note and Security Agreement ("Note") by and between Jon S. Saltzman ("Borrower") and Penn-America Insurance Company ("Lender"), dated March 10, 2000.

     The common stock acquired by Borrower, which gives rise to the Note in the amount of $157,554.25 (which is the principal amount of the loan plus brokerage commissions and transaction costs) is the result of the acquisition by Borrower on March 7, 2000: (a) of 5,000 shares of PNG common stock at a price of $7.75 per share; and, (b) 15,000 shares of PNG common stock at a price of $7.8667 per share. See Confirmation Notice, attached hereto and forming a part hereof.

By signing this Addendum, the parties to the Note acknowledge that this Addendum, and all attachments hereto, forms a part of and is incorporated by reference in the Note by and between Jon S. Saltzman and Penn-America Insurance Company dated March 10, 2000.


PENN-AMERICA INSURANCE COMPANY              JON S. SALTZMAN


By: /s/ Rosemary Ferrero                    /s/ Jon S. Saltzman
   ----------------------------             -----------------------------------